EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Brilliance Group of our report dated September 25, 2023, relating to the consolidated financial statements of Brilliance Group and Subsidiaries for the years ended July 31, 2022 and 2021, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 19, 2023